EXHIBIT 99.1

TILRAY BRANDS ANNOUNCES AGREEMENT TO ACQUIRE EIGHT BEER & BEVERAGE BRANDS FROM ANHEUSER-BUSCH, FUELING TILRAY’S FUTURE IN THE U.S. CRAFT BEER INDUSTRY

Acquisition is Expected to Position Tilray as the 5th[1] Largest Craft Beer Brewer in the U.S. with 5%[2] Craft Beer Market Share

Pro Forma Revenue for Tilray’s Fast-Growing and Profitable U.S. Beverage Alcohol Portfolio Combined with Acquired Brands is Expected to be ~$300[3] Million

Accretive to EBITDA, All Cash Transaction Affirms Tilray’s Success in Executing its Diversified Growth Strategy

Webcast to Discuss Announcement at 4:45 p.m. ET Today

NEW YORK, August 7, 2023 – Tilray Brands, Inc. (“Tilray Brands”, “Tilray”, “we” or the “Company”) (Nasdaq | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today announced that the Company has entered into a definitive agreement to acquire eight beer and beverage brands from Anheuser-Busch (NYSE: BUD). Upon satisfaction of customary closing conditions, Tilray will acquire Shock Top, Breckenridge Brewery, Blue Point Brewing Company, 10 Barrel Brewing Company, Redhook Brewery, Widmer Brothers Brewing, Square Mile Cider Company, and HiBall Energy. The transaction includes current employees, breweries and brewpubs associated with these brands. The purchase price will be paid in all cash and the transaction is expected to close in 2023.

These beer and beverage brands possess the hallmarks of strong consumer loyalty and further diversify Tilray’s growing U.S. beverage alcohol segment. The expected sales volume of the acquired brands will elevate Tilray Brands to the 5th largest craft beer business position in the U.S., up from the 9th, with current brands SweetWater Brewing Company, Montauk Brewing Company, Alpine Beer Company and Green Flash Brewing Company. Tilray Brands also owns Breckenridge Distillery, the award-winning spirits brand and the World’s Best Blended Whisky, and Happy Flower CBD sparkling non-alcoholic cocktails.

Irwin D. Simon, Chairman and CEO, Tilray Brands, said, “Today’s announcement both solidifies our national leadership position and share in the U.S. craft brewing market and marks a major step forward in our diversification strategy. We are excited to work with the teams behind these iconic brands that command great consumer loyalty and have a history of delivering strong award-winning products with tremendous growth opportunities. Tilray is fully committed to invest in and champion the future of the U.S. craft beer industry by fueling new innovation that excites and further accelerates the growth of its consumer base.”

Mr. Simon continued, “Leveraging the deep CPG expertise of Tilray’s leadership team and acquisition integration track record, we intend to drive both revenue and cost synergies, while significantly expanding national distribution to coveted markets across the U.S. and internationally. In a matter of three years, Tilray has solidified its leadership position in the craft beer industry, and we fully intend to be that change agent that reinvigorates the sector. Upon federal cannabis legalization, we expect to leverage our leadership position, wide distribution network and portfolio of beloved beverage and wellness brands to include THC-based products and maximize all commercial opportunities.”

Andy Thomas, President, The High End at Anheuser-Busch said “Tilray Brands reached out to us early this year with interest in purchasing these brands and breweries, and since then, we’ve had many positive conversations that led to today’s announcement. The talented people behind these brands and breweries, along with our significant investments in them over the years, have positioned them for a bright future with Tilray Brands. We are committed to working with Tilray Brands over the coming months to ensure this is a smooth transition for the people who are working every day to get these amazing beers and beverages to consumers across the U.S.”

Ty Gilmore, President, U.S. Beer at Tilray Brands, added, "With this transaction, our beer business is expected to triple in size from 4 million cases to 12 million cases annually. Looking ahead, we will further capitalize on the potential of these brands through product innovation, retailer partnerships and expanded distribution into key markets, including the Pacific Northwest and California.”

Strengthens and Solidifies Tilray’s Leadership Position in Craft Brewing:

●	Established brand portfolio with loyal consumer base and growth upside from synergies and expanded capabilities in alcohol and non-alcoholic beverages
●	Projected to generate craft beer pro forma revenue of $250 million

●	Distribution relationships through the Anheuser-Busch system, strengthening our distribution footprint nationwide

Modern Facilities and Operations Fuel Innovation and Commercial Growth Opportunities:

●	Four production facilities across the U.S.: Portland, OR, Bend, OR, Littleton, CO and Patchogue, NY
●	Eight vibrant brewpub locations: Seattle, WA, Bend, OR (2), Portland, OR, Boise, ID, Littleton, CO, Breckenridge, CO, and Patchogue, NY
●	Provides additional manufacturing capacity and innovation capabilities for commercial expansion opportunities

●	Additional synergies being identified to increase profitability

Iconic Brands with Loyal Consumer Base:

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Shock Top is an award winning traditional Belgian-style wheat ale that was originally introduced in 2006 as a seasonal offering. After taking home the gold medal at the North American Beer Awards in the Belgian White category, it became a year-round offering. Shock Top Belgian White is a spiced wheat ale brewed with coriander spice and the peels of three different citrus fruits: orange, lemon, and lime. This uniquely crafted ale is unfiltered to create a naturally cloudy brew with a light golden color and a smooth, refreshing finish. Shock Top also has a seasonal line-up that excites consumers every year, led by the Twisted Pretzel Wheat, delivering delicious taste and aroma of bakery-fresh pretzels.

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Breckenridge Brewery opened its doors in 1990 in the ski town of Breckenridge, Colorado and has grown into one of the most recognized craft breweries in the U.S. Today, Breckenridge Brewery has two locations to visit – the original brewpub in Breckenridge and its renowned Farm House restaurant in Littleton, CO, outside Denver. With a focus on balanced, approachable, and interesting beer, the brewery’s portfolio includes Avalanche Amber Ale, Palisade Peach Wheat, Juice Drop Hazy IPA, Funslinger Lager, Vanilla Porter, Hop Peak IPA, Juice Drop Imperial Hazy IPA, Strawberry Sky, Mountain Beach Session Sour, Agave Wheat, Palisade Peach Light, Nitro Vanilla Porter, Nitro Irish Stout, and Christmas Ale (seasonal). In 2022, Breckenridge Agave Wheat won a Bronze medal in the American Wheat Beer category at the Great American Beer Festival.

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Blue Point Brewing Company was founded in 1998 by two friends who wanted to bring local craft beer to Long Island. Today, Blue Point has grown into one of the largest breweries in New York State, offering a lineup of easy-drinking and innovative craft beers. Its product portfolio includes Toasted Lager, Hoptical Illusion, Imperial Sunshine, Pinstripe Pils, as well as a rotating line of Innovation Beers. Blue Point has won numerous awards over the years that highlight the quality of innovation at forums such as the World Beer Cup, the Great American Beer Festival, the New York Craft Beer Competition, the Australian International Beer Awards, and the Atlantic City Beer Festival.

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10 Barrel Brewing Company was founded in 2006 in Bend, Oregon by a team who shared one simple mindset: brew beer, drink beer, and have fun doing it. Today, 10 Barrel boasts an award-winning team of brewers and has four brewpub locations: Bend West (Bend, OR), Bend East (Bend, OR), Portland, OR and Boise, ID. 10 Barrel is one of the most acclaimed breweries in the U.S., winning a gold medal at the 2022 Great American Beer Festival in the Specialty Berliner-Style Weisse category and a bronze medal in the German Sour Ale Category.  10 Barrel is consistently a top medal winner at the Oregon Beer Awards. Its products include Apocalypse IPA, Nature Calls, Profuse Juice, Rock Hop IPA, All Ways Down, Club Tread Mandarin IPA, Pilsner, Pub Beer, and Cucumber Crush. 10 Barrel took home three Gold and one Silver medal at the 2023 World Beer Cup.

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Redhook Brewery, founded in Seattle, Washington, is one of the nation’s original craft breweries, crafting better beer since 1981. Four decades later, one thing has never changed—Redhook is still brewing great beers. Its award-winning beers include Big Ballard Imperial IPA, Hazy Big Ballard Imperial IPA, Tropical Big Ballard Imperial IPA, Storm Surge Hazy IPA, Lagersquatch Lager, and Long Hammer IPA. Redhook Brewlab opened in 2017 in the heart of Seattle’s Capitol Hill neighborhood.  It has an 8-barrel brewing system where consumers can taste the latest experiments. In 2023, Redhook launched its Big Ballard IPA Variety Pack, the industry’s first Imperial Craft 18pk.

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Widmer Brothers Brewing, founded in Portland, Oregon in 1984, is one of the largest craft breweries in the Pacific Northwest. In 1986, Widmer Brothers introduced its Hefe beer, an American variant on the traditional Hefeweizen, which spread widely across the country. In the 2023 Best of Craft Beer Awards, Hefe won Gold in the American Wheat category and Widmer Brothers was awarded “Large Brewery of the Year”. Its award-winning beers include Hefe, Drop Top Amber, Deadlift Imperial IPA, Hopcadia NW IPA, Cold Waters Cold IPA, Juicy Sunrise IPA, and Green Skies Hazy IPA.

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Square Mile Cider Company, launched in 2013, offers ciders made with pure Pacific Northwest apples and lager yeast to create a perfectly crisp, clean, and semi-dry hard cider. Its offerings include Original Hard Cider, Rosé Apple Cider, Peach Lemonade Cider, Raspberry Lemonade Cider, and Imperial Blackberry Pie.

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HiBall Energy was founded in 2005 as a clean energy seltzer made with zero sugar, zero calories, and organic caffeine. HiBall’s products have included Grapefruit, Watermelon Mint, Wild Berry, Black Berry, Lemon Lime, Peach, and Vanilla – all crafted with a proprietary, organic-certified energy blend, consisting of caffeine, guarana, and ginseng.

Webcast

Tilray Brands will host a live webcast to discuss today’s announcement at 4:45 p.m. ET, which will be available on the Investors section of Tilray’s website at www.Tilray.com. The webcast will also be archived.

For further details, investors and other security holders may also obtain a copy of the presentation associated with the transaction on the Investors section of Tilray Brands’ website at www.Tilray.com.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality, and beloved brands that address the needs of the consumers, customers, and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under U.S. and Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections, or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the timing and certainty of closing the acquisition of craft brands from Anheuser-Busch; the Company’s expected revenue generation and accretion related to the acquisition; the Company’s ability to expand upon distribution and sales of alcohol products, in the U.S.; expected opportunities upon U.S. federal legalization; and the Company’s ability to commercialize new and innovative products. Many factors could cause actual results, performance, or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray Brands made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Media:
Berrin Noorata
news@tilray.com

Jaydon Case

647-882-1799

news@tilray.com

Investors
Raphael Gross
203-682-8253
Raphael.Gross@icrinc.com

[1] Expected ranking based on Brewers Association 2022 Annual Report and expected sales volume.

[2] Based on 2022 Beer Institute craft beer industry data.

[3] Pro-forma revenue based on Tilray’s May 31, 2023 revenue for beverage-alcohol with impacts of Montauk Brewing normalized to be reflective of a full fiscal year of results and revenue of the acquired brands reported December 31, 2022.